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                                                                    EXHIBIT 99.1


PROXY

                              ATL PRODUCTS, INC.
                             CLASS A COMMON STOCK
                             CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Class A Common Stock of ATL PRODUCTS, INC. ("ATL") hereby appoints KEVIN C. DALY, Ph.D and JAMES A. PIPP, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Special Meeting of the Stockholders of ATL to be held at the Hyatt Regency Irvine located at 17900 Jamboree Road, Irvine, California on September 24, 1998 at 2:00 p.m. (Pacific Time), and at any adjournments thereof, and to vote all shares of Class A Common Stock of ATL held of record by the undersigned on August 10, 1998, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

     The undersigned hereby revokes any other proxy to vote at such Special Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on September 24, 1998 and the Proxy Statement/Prospectus dated August 18, 1998 furnished herewith.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

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[x] Please mark votes as in this example.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AS THE NAMED PROXIES CONSIDER ADVISABLE IN THEIR JUDGMENT WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     1. Approval of the Merger and the Merger Agreement.

        FOR [_]       AGAINST [_]       ABSTAIN [_]

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [_]
     MARK HERE IF YOU PLAN TO ATTEND THE MEETING             [_]

(This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature:                             Date:
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Signature:                             Date:
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